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                              EMPLOYMENT AGREEMENT

                                      WITH

                                 ROBERT FRIEDMAN

     AGREEMENT entered into as of March 11, 1997, between Robert Friedman residing at ________________________ (the "Employee") and TTR Inc. c/o TTR Technologies Ltd. P.O. Box 2295 Kfar Saba Israel 44425 (the "Company" or "TTR").

                               W I T N E S S E T H

     WHEREAS, the Company is in the business of developing and marketing computer products ("Business"); and

     WHEREAS, the Company desires to employ Employee initially as Chief Financial Officer (CFO) of the Company.

NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereto agree as follows:

1.   Employment

     With effect from the effective date (as defined in section 3), the Company employs Employee and Employee accepts employment with the Company upon the terms and conditions set forth herein.

2.   Duties

     2.1 TTR hereby engages Employee to serve as its Chief Financial Officer ("CFO"). The Employee's authority shall be subject to the authority of the President or the Board of Directors of the Company.

     2.2 Employee shall devote his full time and attention to the Business of the Company and shall perform his duties diligently and promptly for the benefit of the Company. Notwithstanding the above the Company acknowledges and agrees that Employee may devote up to ten hours per month in rendering services to American Corporate Services.

     2.3 Employee shall report regularly and as requested to the President of the Company. Employee shall pre-clear with the President of the Company all activities.

     2.4 The Employee shall further have such duties and responsibilities commensurate with his position as may be assigned to him from time to time by the President.

     2.5 The Employee's services under this Agreement will be performed primarily at the Company's United States office. The Parties acknowledge and agree however that the nature of the Employee's duties hereunder will also require substantial domestic and international travel.







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3.   Term

     3.1 Employee's employment under this Agreement shall commence on March 18, 1997 (the "Effective Date") and shall end on the earlier of : (i) the death or disability (as defined herein ) of the Employee, (ii) termination of Employee's employment with cause (as defined herein); (iii) termination by either party without cause as provided in Section 3.4 hereof; (iv) one (1) year from the date of this Agreement. After the expiration of such initial term (other than for reasons set forth in clauses (i), (ii) and (iii)), this Agreement shall automatically be renewed for additional one (1) year periods on the same terms and conditions set forth herein (unless mutually agreed otherwise).

     3.2 For the purpose of this paragraph 3, "disability" shall mean any physical or mental illness or injury as a result of which Employee remains absent from work for a period of two (2) successive months, or an aggregate of two (2) months in any twelve (12) month period. Disability shall occur at the end of any such period.

     3.3 For the purpose of this paragraph 3, "cause" shall exist if Employee
(i) breaches any of the material terms or conditions of this Agreement; (ii) substantially fails to perform the Employee's areas of responsibility set forth herein, (iii) engages in willful misconduct or acts in bad faith with respect to the Company, in connection with and related to the employment hereunder, (iv) is convicted of a felony, (v) fails to comply with the instructions of the Company's President or Board of Directors in a manner materially detrimental to the Company, provided that with respect to clauses (i), (ii) and (v), if Employee has cured any such condition (that is reasonably susceptible to cure) within 30 days following delivery of the advance notice (as defined herein) then "cause" shall be deemed to not exist. For purposes of this Paragraph 3, "advance notice" shall constitute a written notice delivered to Employee that sets forth with particularity the facts and circumstances relied upon by the Company as the basis for cause.

     3.4 During the period commencing on the Effective date through the first anniversary thereof, either Employee or Company may terminate this Agreement and the employment hereunder without cause and for whatever reason upon furnishing the other with thirty (30) days' advance written notice. Thereafter, during the period up to the third (3rd) anniversary of the Effective Date, either party may terminate this Agreement and the employment hereunder upon sixty (60) days advance written notice to the other. For any period of employment hereunder beyond the third anniversary of the effectiveness hereof, either party may terminate this Agreement and the employment hereunder upon ninety (90) months advance written notice to the other.

          3.4.1. Notwithstanding the foregoing, the Company, in its sole and absolute discretion, is entitled to make payment to Employee in lieu of the notice period specified under Clause in this Section 3.4. Additionally, it is hereby agreed that should the Employee be or become entitled to severance pay under applicable law as a result of the termination hereunder, the amounts payable hereunder shall be in lieu thereof and in full and final substitution therefor.

          3.5 During the period following notice of termination by either party for whatever reason, the Employee shall cooperate with the Company and use his best efforts to assist the






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integration into the Company the person or persons who will assume the
Employee's responsibilities.

4.   Compensation

     4.1 During the term hereof, and subject to the performance of the services required to be performed hereunder by Employee, the Company shall pay to the Employee for all services rendered hereunder, as salary, payable not less often than once per month and in accordance with the Company's normal and reasonable payroll practices, a monthly gross amount of U.S. $5,000 (the "Gross Salary").

     4.2 The Board shall undertake an evaluation of the Employee's performance from time to time and may increase the monthly Gross Salary or grant a performance bonus if it should determine in its absolute discretion that such increase or bonus is justifiable and appropriate. It is understood and agreed that Employee's compensation hereunder will not be increased for at least the first eighteen (18) months that this Agreement is in effect.

     4.3 In addition to the Salary the Company agrees to provide the Employee incentive compensation as set out below in Section 4.4 and shall provide the Employee a health care plan in accordance with the Company's policies from time to time.

     4.4 Incentive Compensation.

     Subject to the written approval of First Metropolitan Securities, Inc. (the "Underwriter"), the Company shall issue to the Employee 50,000 shares of Common Stock of the Company Such shares shall be held in escrow by Brounstein -Aboudi Trustees Ltd. in accordance with the terms and conditions of the Escrow Agreement attached hereto as Exhibit II.

     4.5 The Employee shall devote his full time to the affairs of the Company as required without any right or entitlement to additional or overtime compensation except as expressly provided herein.

5.   Expenses

     Employee is authorized to incur reasonable and proper expenses for promoting the Business of TTR including expenses for entertainment, travel, lodging, and similar items. TTR will reimburse Employee promptly for all such expenses upon presentation by Employee, of receipts or other appropriate evidence of expenses.

6.   Vacation

     Employee shall be entitled to 15 working days of paid vacation during each year that this Agreement is in affect, to be taken at times as agreed upon by the parties.

7.   Development Rights

     The Employee agrees and declares that all proprietary information including but not limited to trade secrets, know-how, patents and other rights in connection therewith developed







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by or with the contribution of Employee's efforts during his employment with TTR shall be the sole property of TTR.

8.   Employee Representations

     The Employee represents and warrants to TTR that the execution and delivery of this Agreement and the fulfillment of the terms hereof (i) will not constitute a breach of any agreement or other instrument to which he is party,
(ii) does not require the consent of any person, and (iii) shall not utilize during the term of his employment any proprietary information of any third party, including prior employers of the Employee.

9.   Benefit & Assignment

     This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including any subsidiary or affiliated entity. The rights and obligations of the Employee under this Agreement may not be assigned by him.

10.  Entire Agreement

     This Agreement constitutes the entire understanding and agreement between the parties, and supersedes any and all prior discussions and agreements and correspondence, and may not be amended or modified in any respect except by a subsequent writing executed by both parties.

11.  Confidentiality & Non-Competition

     The Employee shall execute the attached Confidential Disclosure & Non-Competition Agreement.

12.  Notices

All notices or other communications required or desired to be sent to either Party shall be in writing and shall be sent by hand or by Registered or Certified mail, postage prepaid, return receipt requested, or sent by telegram or facsimile to the address set forth in the Preamble to this Agreement or to such other address as the recipient may designate by notice in accordance with the provisions of this Clause.

Any such notice shall have been deemed to have been delivered if served by hand when delivered, if by Registered or Certified Mail 48 hours after posting if within the same country or 14 days if posted from another country, and by telex or facsimile transmission when dispatched and receipt confirmed by recipient party.

13.  Severability:

     Any term or provision of this Agreement which is found by a court, tribunal or arbitration panel to be invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the other terms or provisions of this Agreement. In the event that any term or provision of this Agreement is






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found to be unenforceable or ineffective, then the reviewing court, tribunal or arbitration panel may modify such term or provision to the extent necessary to render it enforceable and the parties agree to be bound by and perform this Agreement as modified.

14.  Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed by the date stated above.

TTR Inc.


--------------------                ----------------------
Marc Tokayer                        Robert Friedman
President


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